Exhibit 10.1

Summary of the Compensation of Non-Employee Directors of Sigma-Aldrich Corporation

On May 3, 2005 the Board of Directors of the Company approved an amendment to its compensation program for Directors who are not officers or employees of the Company (“Non-Employee Directors”). The amendment increased the annual retainer, meeting fees for the committee chairman and the number of stock options issued to Non-Employee Directors. Set forth below is a summary of the compensation provided to Non-Employee Directors following this amendment. Directors who are also officers or employees of the Company do not receive any compensation for duties performed as Directors.

Retainer: Each Non-Employee Director receives an annual retainer of $40,000.

Stock Option Grants: The Company’s 2003 Long-Term Incentive Plan for Non-Employee Directors provides for the annual grant of a nonqualified option to purchase 5,000 shares of common stock immediately following the Company’s Annual Meeting of Stockholders to Non-Employee Directors. In addition, an option to purchase 10,000 shares is granted upon a Non-Employee Director’s initial election of appointment to the Board of Directors. The exercise price per share with respect to each option is the fair market value (as defined in the Plan) of the Company’ common stock on the date the option is granted.

Meeting Fees: The following table provides information related to the meeting fees for Non-Employee Directors:

	Board of Directors	Audit Committee (1)	Compensation Committee (2)	Corporate Governance Committee (3)
Participation in person (4)	$3,000	$1,000	$1,000	$1,000
Participation via conference call	$1,500	$500	$500	$500

(1)	The Audit Committee Chairman receives $4,000 for every meeting attended in person and $2,000 for every conference call in which they participate.
(2)	The Compensation Committee Chairman receives $2,000 for every meeting attended in person and $1,000 for every conference call in which they participate.
(3)	The Corporate Governance Committee Chairman receives $2,000 for every meeting attended in person and $1,000 for every conference call in which they participate.
(4)	Non-employee directors participating in person at meetings also receive reimbursement of travel expenses.

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